Exhibit 99.1

Dendrite to Hold Annual Meeting of Shareholders on April 19, 2006

Bedminster, NJ, March 17, 2006 – Dendrite International, Inc. (NASDAQ: DRTE) a leading provider of pharmaceutical industry solutions, today announced that it will hold its annual meeting of shareholders at 9:00 AM on April 19, 2006. The meeting will take place at the Company's headquarters in Bedminster, New Jersey.

About Dendrite
Founded in 1986, Dendrite International (NASDAQ: DRTE) enables sales, marketing, clinical and compliance solutions for the global, pharmaceutical industry. The company has clients in more than 50 countries and includes the world's top 20 pharmaceutical companies. For more information, please visit www.dendrite.com.

Investor Inquiries

Christine Croft
Dendrite International, Inc.,
Phone: 908-443-4265
Email: Christine.Croft@dendrite.com

Note: Dendrite is a registered trademark of Dendrite International, Inc.

This document may contain forward-looking statements that may be identified by such forward-looking terminology as "expect," "believe," "anticipate," "will," "intend," "plan," "target," "outlook," "guidance," and similar statements or variations. Such forward-looking statements are based on our current expectations, estimates, assumptions and projections and involve significant risks and uncertainties, including risks which may result from our dependence on the pharmaceutical industry; fluctuations in quarterly revenues due to lengthy sales and implementation cycles for certain of our solutions; our fixed expenses in relation to fluctuating revenues and variations in customers' budget cycles; dependence on certain major customers; changes in demand for our products and services attributable to any weakness experienced in the economy or mergers, acquisitions and consolidations in the pharmaceutical industry; successful and timely development and introduction of new products and versions; rapid technological changes; increased competition; international operations; integrating the entities we acquire; our ability to effectively manage our growth; the protection of our proprietary technology; our ability to compete in the Internet-related products and services market; the continued demand for Internet-related products and services; the ability of our third party vendors to respond to technological change; our ability to maintain our relationships with third-party vendors; less favorable than anticipated results from strategic relationships; dependence of data solutions on strategic relationships; events which may affect the U.S. and world economies; and catastrophic events which could negatively affect our information technology infrastructure. Other important factors that should be reviewed and carefully considered are included in the company's 10-K, 10-Qs, and other reports filed with the SEC. Actual results may differ materially. The company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or other changes affecting such forward-looking statements.

###